                                                                   Exhibit 10.25

            THIS FIRST PREFERRED MORTGAGE is made and given this day of May, 1998 by Genmar Minotaur Limited, a company organized and existing under the laws of the Cayman Islands, having its registered office in Grand Cayman, Cayman Islands, British West Indies, and qualified as a foreign maritime entity under the laws of the Republic of Liberia (the "Owner"), as mortgagor, in favor of CHRISTIANIA BANK OG KREDITKASSE ASA, a banking corporation organized and existing under the laws of the Kingdom of Norway, acting through its main office in Oslo, Norway, in its capacity as security trustee (the "Mortgagee"), as mortgagee.

                                W H E R E A S : -

            A. The Owner is the sole owner of the whole of the vessel GENMAR MINOTAUR (the "Vessel"), Official No. 10948, of 53,829 gross registered tons and 27,269 net registered tons and registered and documented in the name of the Owner under the laws and flag of the Republic of Liberia at the Port of Monrovia.

            B. Pursuant to a floating rate bridge loan facility agreement dated May , 1998 (the "Loan Facility Agreement"), made by and among, INTER ALIOS, the Owner, Genmar Constantine Limited, Genmar Agamemnon Limited and Genmar Ajax Limited, each a company organized and existing under the laws of the Cayman Islands (collectively, the "Borrowers"), as borrowers, the Banks (as defined therein) (the "Lenders"), as lenders, and Christiania Bank og Kreditkasse ASA, as agent and security trustee for the Lenders (in its capacity as agent, the "Agent" and in its capacity as security trustee, the "Security Trustee"), a copy of which, without schedules other than Schedule 1 (list of banks and participations), is attached hereto as Exhibit A, the Lenders, in accordance with the terms of the Loan Facility Agreement, made available to the Borrowers a loan in the principal amount of U.S. $29,925,000 and agreed to make available to the Borrowers additional loans in an aggregrate principal amount not to exceed U.S. $90,075,000 (collectively, the "Loans"), the Loans to be repaid by the Borrowers on or before November , 1998.

            C. Pursuant to the terms of the Loan Facility Agreement the Loan shall bear interest at the rate per annum equal to the aggregate of (i) LIBOR (as defined in the Loan Facility Agreement) and (ii) one and three-eighths percent (1 3/8%) (the "Interest Rate"), payable as provided therein; default interest thereon shall be payable by the Borrowers at the rate per annum of three percent (3%) above the Interest Rate (the Default Rate").

            D. The Owner, in order to secure the repayment of the Outstanding Indebtedness (as that term is defined in sub-clause 1.1 hereof) and to secure the performance and observance of and compliance with all the covenants, terms and conditions in the Loan Facility Agreement and this Mortgage contained, expressed or implied, to be performed, observed and complied with by and on the part of the Owner, has duly authorized the execution and delivery of this First Preferred Mortgage under and pursuant to Chapter 3 of Title 22 of the Liberian Code of Laws of 1956, as amended.

NOW, THEREFORE, THIS MORTGAGE WITNESSETH:

1.    DEFINITIONS

      In this Mortgage, unless the context otherwise requires:

        1.1 "Outstanding Indebtedness" means the Loan, interest thereon and all other sums of money owing to the Lenders by the Borrowers from time to time under or in connection with the Loan Facility Agreements and this Mortgage;

        1.2   "the Vessel" means the whole of the vessel described in Recital
              (A) hereof and includes all her engines, machinery, boats, boilers, masts, rigging, anchors, chains, cables, apparel, tackle, outfit, spare gear, fuel, consumable or other stores, belongings, freights and appurtenances, whether on board or ashore, whether now owned or hereafter acquired, and all additions, improvements and replacements hereafter made in or to the said Vessel, or any part thereof, except such equipment or stores which, when placed aboard the Vessel, do not become the property of the Owner and except that it is not intended that this Mortgage shall include property other than the Vessel and it shall not include property other than the Vessel as that term is used in subdivision 2 of
              Section 106 of Chapter 3 of Title 22 of the Liberian Code of Laws of 1956, as amended; and

2.      SECURITY

        In consideration of the premises and of other good and valuable consideration, the receipt and adequacy whereof are hereby acknowledged, and in order to secure the payment of the Outstanding Indebtedness in the specific manner set forth in this Mortgage and in the Loan Facility Agreement, the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage to and in favor of the Mortgagee, its successors and assigns, the whole of the Vessel TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns, forever, upon the terms set forth in this Mortgage for the enforcement of the payment of the Outstanding Indebtedness and to secure the performance and observance of and compliance with the covenants, terms and conditions in this Mortgage and the Loan Facility Agreement contained, PROVIDED, HOWEVER, and the terms of this Mortgage are such that, this Mortgage shall be discharged, canceled and have no further effect when there shall be no further amounts payable to the Lenders in respect of the Outstanding Indebtedness and the Borrowers shall have complied with all of the covenants, terms and conditions in this Mortgage and the Loan Facility Agreement contained.

3.      DECLARATION OF INDEBTEDNESS

        The Owner hereby covenants and agrees to pay the Outstanding Indebtedness to the Mortgagee and/or the Lenders or their successors and assigns.

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4.      CONTINUING SECURITY

        It is declared and agreed that the security created by this Mortgage shall be held by the Mortgagee as a continuing security for the payment of the Outstanding Indebtedness and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby secured.

5.      INSURANCE AND MAINTENANCE OF THE VESSEL

        The Owner covenants and agrees, unless the Mortgagee has given its prior written consent to the contrary:

       (i) to insure and keep the Vessel insured or procure that the Vessel is kept insured at no expense to the Mortgagee or the Lenders at all times and for as long as the Vessel is subject to this Mortgage, against such risks, including, but not limited to, Hull and Machinery, Hull Interest, Loss of Hire, Freight Interest, Protection & Indemnity (including satisfactory (in the sole opinion of the Mortgagee) cover for pollution liability) and War Risk insurances, in such amounts, on such terms and with such insurers as the Mortgagee may reasonably require, and to register and maintain the registration of the Mortgagee's interest in all insurance policies with such insurers;

      (ii) to ensure that the insurance value of the Vessel covers the actual risks to which the Vessel is from time to time exposed, but, except with respect to P&I and Loss of Hire insurance, such insurance shall at all times be in an amount at least equal to the higher of the Market Value (as such term is defined in the Loan Facility Agreement) of the Vessel and one hundred twenty percent (120%) of the then outstanding amount of the Outstanding Indebtedness upon such terms and with such deductibles as shall from time to time be approved by the Mortgagee;

     (iii) to deliver an annual certificate to the Mortgagee from the insurance broker(s) through whom the insurances relevant to the Vessel have been placed evidencing that the insurances referred to in sub-clause (i) above have been taken out in respect of the Vessel and that such insurances are in full force and effect;

      (iv) at the request of the Mortgagee, to obtain (at the Owner's expense) Mortgagee Interest Insurance and, if so requested by the Mortgagee, Extended Mortgagee Interest - Additional Perils (Pollution Cover) Insurance relevant to the Vessel in the form and substance satisfactory to the Mortgagee;

       (v) to reimburse the Mortgagee, from time to time, for all costs and expenses incurred by the Mortgagee in its procurement of a Mortgagee's Interest Policy in

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

              respect of its interest in the Vessel (including Additional Perils (Pollution) coverage);

      (vi) to keep and to cause to be kept the Vessel in a good and efficient state of repair so that the Vessel is classed and maintained in the highest class with American Bureau of Shipping or another classification society acceptable to the Mortgagee, and to comply with the provisions of all laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered under the flag of the Republic of Liberia, and at all times to maintain the approval of the Vessel by all oil company majors, and to procure that all repairs to or replacements of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel and to permit the Mortgagee, at the cost of the Mortgagee, by surveyors or other persons appointed by it in its behalf to board the Vessel at all reasonable times for the purpose of inspecting her condition or for the purpose of satisfying itself in regard to proposed or executed repairs and to afford all proper facilities for such inspections, provided that such inspections will cause no undue delay to the Vessel;

     (vii) not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the laws of the Republic of Liberia or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation in a Prize Court or to destruction, seizure or confiscation of the Vessel and, in the event of hostilities in any part of the world (whether war be declared or not), not to employ the Vessel or suffer her employment in carrying any contraband goods or to enter or trade to any zone which is declared a war zone by any government or by the Vessel's War Risks insurers, unless necessary extra War Risks insurance cover has been obtained for the Vessel;

    (viii) not to change the registration of the Vessel from the laws and flag of the Republic of Liberia without the prior written consent of the Mortgagee;

      (ix) to maintain its qualification in good standing as a foreign maritime entity in the Republic of Liberia;

       (x) not to sell, agree to sell, abandon or otherwise dispose of the Vessel or any interest therein or to suffer the disposition of any thereof;

      (xi) to pay to the Mortgagee and/or the Lenders on demand, all moneys (including reasonable fees of counsel) whatsoever which the Mortgagee and/or the Lenders shall or may expend, be put to or become liable for, in or about the protection, maintenance or enforcement of the security created by

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              this Mortgage or in or about the exercise by the Mortgagee and/or the Lenders of any of the powers vested in it hereunder and under the Loan Facility Agreement and to pay interest thereon at the applicable Default Rate from the date such demand for payment is made;


     (xii)    to immediately notify the Mortgagee of:

              (a) any accident to the Vessel involving repairs the cost whereof will or is likely to exceed the sum of U.S. $500,000 (or the equivalent in any other currency);

              (b) any occurrence in consequence whereof the Vessel has become or is likely to become a total loss;

              (c) any arrest of the Vessel or the exercise or purported exercise of any lien on the Vessel or the earnings of the Vessel;

              (d) any requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire;

              (e) any capture, seizure, arrest, detention or confiscation of the Vessel by any government or by persons acting or purporting to act on behalf of any government; and

              (f) any material interruption in the operation of the Vessel, including, but not limited to an Off-Hire period of five days or more, and the financial implications of such interruption;

    (xiii) not bring the Vessel in any yard for repairs (other than for the purpose of ordinary drydockings at regular intervals), the costs of which might exceed U.S. $500,000 (or the equivalent thereof in any other currency), in addition to normal drydocking expenses, or permit any major change or structural alteration to be made to the Vessel;

     (xiv) not to create, incur or permit to be placed or imposed or continued upon the Vessel any lien whatsoever other than for Master's and crew's wages, salvage compensation and disbursements arising by operation of law and the lien of this Mortgage;

      (xv) to comply with all declaration and reporting requirements imposed by the Protection and Indemnity club or insurers including, without limitation, the quarterly declarations required by the U.S. Oil Pollution Clause 20/2/91, and to insure payment of all premiums required to maintain in force the maximum U.S. Oil Pollution Cover;

     (xvi) not in any material way change, amend, negotiate, cancel or terminate the existing Charterparty (as such term is defined in the Loan Facility Agreement) without the prior written consent of the Mortgagee;

    (xvii) to permit a valuation of the Vessel pursuant to the terms of the Loan Facility Agreement; and

   (xviii) to place or to cause to be placed and at all times and places to retain or to cause to be retained a properly certified copy of this Mortgage on board the Vessel with her papers and cause this Mortgage to be exhibited to any and all persons having business with the Vessel which might give rise to any lien thereon, other than liens permitted under the preceding Clause 5(xiv) hereof, and to any representative of the Mortgagee on demand; and to place and keep or to cause to be placed and kept prominently displayed in the chart room and in the Master's cabin of the Vessel a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than six
              (6) inches wide by nine (9) inches high, reading as follows:

              "NOTICE OF MORTGAGE

              This Vessel is covered by a First Preferred Mortgage to Christiania Bank og Kreditkasse ASA, as security trustee, under the authority of Title 22 of the Liberian Code of Laws of 1956, as amended. Under the terms of the said First Preferred Mortgage, neither the Owner nor any charterer nor the Master nor any officer or agent of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than for crew's wages or salvage."

6.      AUTHORITY OF THE MORTGAGEE

        Without prejudice to any other rights of the Mortgagee hereunder:

         (i) in the event that the provisions of Clause 5(i) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty to effect and thereafter to replace, maintain and renew all such insurances relating to the Vessel as in its sole discretion it may think fit;

        (ii) in the event that the provisions of Clause 5(vi) hereof shall not be complied with, the Mortgagee shall be at liberty to arrange for the carrying out of such repairs and/or surveys as it deems expedient or necessary; and

       (iii) any and all expenses incurred by the Mortgagee (including reasonable fees of counsel) in respect of its performance under the foregoing sub-clauses (i) and (ii) shall be paid by the Owner on demand, with interest thereon at the Default Rate from the date when such expenses were paid by the Mortgagee.

7.      EVENTS OF DEFAULT

         (A) Each of the following events shall constitute an Event of Default:

         (i) an Event of Default (as such term is defined in the Loan Facility Agreement) stipulated in Clause 10 of the Loan Facility Agreement shall occur and be continuing;

     (ii) failure to pay when due the Outstanding Indebtedness or any portion thereof; and

    (iii) a default by the Owner in the due and punctual observance of any of the covenants in this Mortgage and such default if capable of remedy is not remedied within ten (10) business days after notice from the Mortgagee to the Owner requesting action to remedy such default. The remedy period of ten (10) business days shall not apply to the Owner's obligations according to Clauses 5(i), (ii),
              (iv) and (xv) hereof.

         (B) If any Event of Default shall happen, the Mortgagee, shall be entitled:

         (i) to demand payment by written notice to the Owner of the Outstanding Indebtedness, whereupon such payment by the Owner to the Mortgagee and/or the Lenders shall be immediately due and payable, anything contained in the Loan Facility Agreement or this Mortgage to the contrary notwithstanding and without prejudice to any other rights and remedies of the Mortgagee or the Lenders under the Loan Facility Agreement or this Mortgage;

        (ii) to exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by any applicable law, including those under the provisions of Chapter 3 of Title 22 of the Liberian Code of Laws of 1956, as amended;

        (iii) to take possession of the Vessel, wherever the same may be, without prior demand and without legal process (when permissible under applicable law);

        (iv) to require that all policies, contracts, and other records in respect of the insurances relating to the Vessel (including details of and correspondence concerning outstanding claims) be forthwith delivered to such adjusters, brokers or other insurers as the Mortgagee may nominate;

         (v) to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under the insurances relating to the Vessel or any of them and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion thinks fit and to permit the brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

        (vi) to discharge, compound, release or compromise claims against the Owner in respect of the Vessel which have given or may give rise to any charge or lien on the Vessel or which are or may be enforceable by proceedings against the Vessel;

        (vii) to take appropriate judicial proceedings for the foreclosure of this Mortgage and/or for the enforcement of the Mortgagee's and Lenders' rights under the Loan Facility Agreement, this Mortgage or otherwise; and to recover judgment for any amount due by the Owner under this Mortgage; and

        (viii) to sell the Vessel or any interest therein with or without the benefit of any charterparty by public auction at home or abroad, or by private sale upon at least ten (10) business days prior written notice to the Owner and upon such terms as the Mortgagee in its absolute discretion may determine, with power to postpone any such sale and in the absence of negligence or willful neglect without being answerable for any loss occasioned by such sale or resulting from postponement thereof.

8.      APPLICATION OF PROCEEDS

        The proceeds of any sale made either under the power of sale hereby granted to the Mortgagee or under a judgment or decree in any judicial proceedings for the foreclosure of this Mortgage or for the enforcement of any remedy granted to the Mortgagee hereunder, or any net earnings arising from the management, charter or other use of the Vessel by the Mortgagee under any of the powers herein contained or by law provided, or the proceeds of any and all insurances relating to the Vessel and any claims for damages on account of the Vessel or the Owner of any nature whatsoever or any requisition compensation, shall be applied as follows:

        FIRST: To the payment of all costs and expenses (together with interest thereon at the Default Rate) of the Mortgagee and the Lenders, including the reasonable compensation of their agents and attorneys, by reason of any sale, retaking, management or operation of the Vessel and all other sums payable to the Mortgagee and the Lenders hereunder by reason of any expenses or liabilities incurred or advances made by them for the protection, maintenance and enforcement of the security or of any of their rights hereunder or in the pursuit of any remedy hereby conferred; and at the option of the Mortgagee and/or the Lenders to the payment of all taxes, assessments or liens claiming priority over the lien of this Mortgage;

        SECOND: To the payment in full of the Outstanding Indebtedness if then due and payable; and

        THIRD: Any surplus thereafter remaining, to the Owner or the Owner's successors in interest and assigns or to whomsoever may be entitled thereto.

        In the event that the proceeds are insufficient to pay the amounts specified in paragraphs "First" and "Second" above, the Mortgagee and/or the Lenders shall be entitled to collect the balance from the Owner or any other person liable therefor.

 9.     DELEGATION

        The Mortgagee and the Lenders shall be entitled at any time and as often as may be expedient to delegate all or any of the powers and discretions vested in them by this Mortgage (including the power vested in the Mortgagee by virtue of Clause 10 hereof) in such manner and upon such terms and to such persons as the Mortgagee and the Lenders in their absolute discretion may think fit.

10.     POWER OF ATTORNEY

        The Owner hereby irrevocably appoints the Mortgagee as its attorney-in-fact to do in its name or in the name of the Owner all acts which the Owner, or its successors or assigns, could do in relation to the Vessel, including without limitation, to execute and deliver charters and a bill of sale with respect to the Vessel,

        PROVIDED, HOWEVER, that such power shall not be exercisable by or on behalf of the Mortgagee unless and until any Event of Default stipulated in Clause 7(A) hereof shall occur.

11.     RECORDATION

        For the purpose of recording this First Preferred Mortgage as required by Chapter 3 of Title 22 of the Liberian Code of Laws of 1956, as amended, the total amount is U.S. $120,000,000 and interest and performance of mortgage covenants, the date of maturity with respect to the Loans is November , 1998 and the discharge amount is the same as the total amount. For property other than the Vessel if any should be determined to be covered by this Mortgage, the discharge amount is 0.01% of the total amount.

12.     NOTICES

        Notices and other communications required or permitted by this Mortgage shall, until further notice in writing of a change therein, be in writing delivered personally or mailed (airmailed, if international) by registered or certified mail, with proof of delivery requested, telexed or telefaxed as follows:

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


        If to the Owner:  Genmar Minotaur Limited
                                  c/o General Maritime III Corporation
                                  730 Fifth Avenue
                                  New York, N.Y.  10019

                                  Attn.: Peter C. Georgiopoulos, Director
                                  Telefax No.:  +(212) 698-9628

        If to the Mortgagee:      Christiania Bank of Kreditkasse ASA
                                  P.O. Box 1166 Sentrum
                                  0107 Oslo 1,
                                  Norway

                                  Attn: Shipping/Offshore/Aviation
                                  Telefax No.:  +011-47-22-48-66-68

        Every notice or demand shall, except so far as otherwise expressly provided by this Mortgage, be deemed to have been received, in the case of letter, on the date of delivery to the recipient thereof, and in the case of a telefax transmission, on the date and at the time of dispatch thereof (provided that if the date of dispatch is not a business day in the locality of the party to whom such notice or demand is sent it shall be deemed to have been received on the next following business day in such locality).

            IN WITNESS WHEREOF, the Owner has executed this Mortgage by its duly authorized representative on the day and year first above written.


                              Signed, sealed and delivered as a Deed by Genmar Minotaur Limited


                              By:
                                  Name:   Peter C. Georgiopoulos
                                  Title:  Director

                           ACKNOWLEDGMENT OF MORTGAGE



STATE OF NEW YORK )
                  : ss.
COUNTY OF NEW YORK)


            On this day of May, 1998 before me personally appeared Peter C. Georgiopoulos, to me known who being by me duly sworn did depose and say that he resides at 26 E. 81st Street, New York, New York, that he is a directoe of Genmar Minotaur Limited, the company described in and which executed the foregoing instrument; and that he signed his name thereto pursuant to authority granted to him by the Board of Directors of said company.




                                            Notary Public
                               m/t GENMAR MINOTAUR

                 AMENDMENT NO.1 TO FIRST PREFERRED MORTGAGE

            AMENDMENT NO. 1 made the ____ day of February, 1999 by GENMAR MINOTAUR LIMITED, a Cayman Islands company duly registered as a Liberian foreign maritime entity (hereinafter called the "OWNER"), in favor of CHRISTIANIA BANK OG KREDITKASSE ASA, a Norwegian corporation, not in its individual capacity, but solely as Security Trustee (hereinafter called the "MORTGAGEE").

            WHEREAS:

            (A) The Owner is the sole owner of the whole of the motor tanker GENMAR MINOTAUR (hereinafter called the "VESSEL"), duly documented in the name of the Owner under the laws and flag of the Republic of Liberia, Official Number 10948, with a gross tonnage of approximately 53,829, and a net tonnage of approximately 27,269.

            (B) Pursuant to a Floating Rate Bridge Loan Facility Agreement dated May 15, 1998 (hereinafter called the "EXISTING BRIDGE AGREEMENT"), among (i) Genmar Constantine Limited, Genmar Agamemnon Limited, Genmar Ajax Limited and the Owner as borrowers (collectively, the "BORROWERS"), (ii) Christiania Bank og Kreditkasse ASA, Skandinaviska Enskilda Banken AB (publ), Union Bank of Norway and De Nationale Investeringsbank N.V. as banks (collectively, the "LENDERS"),
(iii) the Mortgagee, and (iv) Christiania Bank og Kreditkasse ASA as agent, the Owner made a First Preferred Mortgage dated May 15, 1998 (the "ORIGINAL MORTGAGE") in favor of the Mortgagee on the whole of the Vessel, which Original Mortgage was recorded on May 15, 1998 at the Office of the Deputy Commissioner of Maritime Affairs at the port of New York in Book PM 50 at Page 272.

            (D) The Borrowers have entered into an Amended and Restated Credit Agreement dated as of February ___, 1999 (hereinafter called (the "CREDIT AGREEMENT") with Ajax Limited Partnership, the Lenders, and Christiania Bank og Kreditkasse ASA as Collateral Agent, Security Trustee and Administrative Agent, upon the terms and subject to the conditions of which the parties thereto agreed to amend and restate the Existing Bridge Agreement. A copy of the form of the Credit Agreement (without Exhibits E through I) is annexed as SCHEDULE 1 hereto and made apart hereof.

            (E) The aggregate principal amount of the Existing Debt (as defined under the Credit Agreement) under the Credit Agreement is U.S.$95,000,000.00 on the date hereof.

            (F) Pursuant to the Credit Agreement and in order to secure the performance of the continuing obligations of the Owner under the Existing Bridge Agreement as amended and restated by the Credit Agreement, the Owner has duly authorized the execution and delivery of this Amendment No. 1 under and pursuant to Chapter 3 of Title 22 of the Liberian Code of Laws of 1956, as amended.

            NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

      SECTION 1. DEFINITIONS. Except as otherwise expressly provided herein, capitalized terms used herein have the respective meanings given those term in the Credit Agreement.

      SECTION 2. AMENDMENTS. The Original Mortgage is hereby amended as follows:

(a) Each reference in the Original Mortgage to "Loan Facility Agreement" shall mean the Existing Bridge Agreement as amended and restated by the Credit Agreement.

(b) Each reference in the Original Mortgage to "Loans" shall mean the Advances as evidenced by the Notes of the Borrowers dated the date hereof in like aggregate principal amount.

(c) Each reference in the Original Mortgage to "Interest Rate" shall mean the sum of the Eurodollar Rate and the Applicable Margin applicable at any relevant time under Section 2.06 of the Credit Agreement.

(d) Each reference in the Original Mortgage to "Lenders" shall have the meaning given that term in the Credit Agreement.

(e) Clause 1.1 of the Original Mortgage is amended and restated in its entirety as follows:

            "Outstanding Indebtedness" means, collectively, the obligations of the Owner under its Notes and interest thereon, the Guaranty and all other sums of money owing to the Lenders or the Agents by the Owner from time to time under or in connection with the Credit Agreement and the other Loan Documents to which the Owner is a party; and".

(f) Clause 5(ii) of the Original Mortgage is amended and restated in its entirety as follows:

            "to ensure that the insurance value of the Vessel covers the actual risks to which the Vessel is from time to time exposed, but, except with respect to P&I and Loss of Hire insurance, such insurance shall at all times be in an amount at least equal to the higher of (i) the Market Value (as such term is defined in the Loan Facility Agreement) of the Vessel, and (ii) the amount which, together with the insured value of all other vessels mortgaged to the Mortgagee as security for the Loans equals one hundred twenty percent (120%) of the then outstanding amount of the Outstanding Indebtedness, upon such terms and with such deductibles as shall from time to time be approved by the Mortgagee;".

(g) Clause 7(A)(i) of the Original Mortgage is amended and restated in its entirety as follows:

            "(i) an `Event of Default' as such term is defined in the Credit Agreement shall occur and be continuing;".

(h)         Clause 12 is amended to substitute the following address for the
            Mortgagee:

                  Christiania Bank og Kreditkasse ASA, New York Branch, as
                  Trustee
                  11 West 42nd Street, 7th Floor
                  New York, New York  10036

                  Attention:  Head of Shipping

                  Telefacsimile:  212-827-4888

(i) Each reference in the Original Mortgage to "this Mortgage", "hereunder", "hereof", "herein" or words of like import shall mean and refer to the Original Mortgage as amended hereby.

      SECTION 3. CONTINUING EFFECT. Except as expressly provided herein, the provisions of the Original Mortgage are and shall remain in full force and effect in accordance with their terms, all of which as amended hereby are ratified and confirmed.

      SECTION 4. RECORDING. For purposes of recording this Amendment No. 1 as required by Chapter 3 of Title 22 of the Liberian Code of Laws of 1956, as amended, the total amount is reduced to U.S.$95,000,000.00 and interest, fees and performance of mortgage covenants. The date of maturity is extended to February ___, 2002 and the discharge amount is the same as the total amount. For property other than the Vessel if any should be determined to be covered by the Original Mortgage as amended hereby, the discharge amount is 0.01% of the total amount.

      IN WITNESS WHEREOF, this Amendment No. 1 to First Preferred Mortgage has been executed as a deed for and on behalf of Genmar Minotaur Limited on the day and year first above written.


EXECUTED AS DEED
by GENMAR MINOTAUR LIMITED
in the presence of:
                                          By:
                                                Peter C. Georgiopoulos
                                                Director

-------------------------------
Witness

EXECUTED AS DEED
by CHRISTIANIA BANK OG KREDITKASSE
ASA, NEW YORK BRANCH
as Security Trustee
in the presence of:
                                          By:
                                             ---------------------------
                                                Alexander Abyholm
                                                Attorney-in-Fact

--------------------------------
Witness

                                 ACKNOWLEDGMENT

STATE OF NEW YORK      )
                       ss.:
COUNTY OF NEW YORK     )


      On this ____ day of February, 1999, before me personally appeared Peter C. Georgiopoulos, to me known, who being by me duly sworn did depose and say that he resides at 26 East 81st Street, New York, New York; that he is a Director of GENMAR MINOTAUR LIMITED, the corporation described in and which executed the foregoing Amendment No. 1 to First Preferred Mortgage; and that he signed his name thereto pursuant to authority granted to him by the Board of Directors of said corporation.



                                       --------------------------
                                          Notary Public








                                 ACKNOWLEDGMENT

STATE OF NEW YORK      )
                       ss.:
COUNTY OF NEW YORK     )


      On this ____ day of February, 1999, before me personally appeared Alexander Abyholm, to me known, who being by me duly sworn did depose and say that he resides at 235 East 40th Street, Apt. 35H, New York, New York 10016; that he is an Attorney-in-Fact of CHRISTIANIA BANK OG KREDITKASSE ASA, the corporation described in and which executed the foregoing Amendment No. 1 to First Preferred Mortgage; and that he signed his name thereto pursuant to authority granted to him by the Board of Directors of said corporation.



                                       --------------------------
                                          Notary Public